Exhibit 10.11
FISCAL YEAR 2015 EXECUTIVE OFFICER BASE SALARIES
The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2015 in their current positions:

Name/Title	FY2015 Salary
David L. Martin President and Chief Executive Officer	$567,000
Laurence L. Betterley Chief Financial Officer	$347,259
Robert J. Thatcher Chief Healthcare Policy Officer	$327,897
Paul Koehn Senior Vice President of Quality and Operations	$315,316
Kevin Kenny Executive Vice President of Sales and Marketing	$312,284